EXHIBIT 99.1

Unigene Expands Board of Directors; Elects Joel A. Tune as Director

September 28, 2010 -- BOONTON, N.J. -- (BUSINESS WIRE) -- Unigene Laboratories, Inc. (OTCBB: UGNE), a leader in the design, delivery, manufacture and development of peptide-based therapeutics, announced today the election of Joel A. Tune to its Board of Directors.  Mr. Tune, a former senior manager at Baxter, brings to Unigene over 20 years’ experience in developing, marketing and licensing drug delivery technology.

Ashleigh Palmer, President and Chief Executive Officer stated, “Joel’s expertise and industry experience are well aligned with Unigene's new business strategy.  He has a strong track record of growing businesses and has been successful in the commercial marketing and sales of products, technology and services in the pharmaceutical and biotechnology industries.  Joel will bring valuable perspective to the Company as we increase the visibility of our Peptelligence™ technologies and capabilities and refocus the Company's business development initiatives.  We are pleased to welcome Joel to the Unigene Board.”

Mr. Tune commented, “Unigene is a well-kept secret in the industry.  The Company has leading technology assets as well as a strong pipeline and is well-positioned to capitalize on the growth of the therapeutic peptides market.  The newly established strategic business units enable Unigene to more aggressively market the Company’s assets and expose the value to potential partners and shareholders alike.  The new leadership of Unigene is committed to unlocking the Company’s value from its established technologies by strengthening the commercial side of Unigene.  I believe there is great potential here.”

Mr. Tune is the Principal of JTune Consulting LLC where he provides consulting services to small healthcare companies and private equity firms and investors.  Prior to starting his consulting firm, Mr. Tune held positions of increasing responsibility at Baxter International, most recently as Vice President and General Manager, Global Drug Delivery.  Concurrently, he served on Baxter’s senior management team with active involvement in cross-business communications, investor relations and industry outreach and awareness.  At Baxter, Mr. Tune also served as Vice President, Strategy & Business Development for the Medication Delivery Group, Director of Business Planning for the IV Systems Division & US Healthcare Group, and Director of Marketing for Ambulatory Care Technologies and Ambulatory Infusion Business.  Mr. Tune received his B.S. degree in biomedical engineering from the University of Louisville and his M.B.A. degree from Marquette University.

About Unigene Laboratories, Inc.
Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics.  The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform.  Peptelligence encompasses extensive intellectual property covering delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence.  Core Peptelligence assets include proprietary oral and nasal peptide delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Unigene’s technologies have extensive clinical and partner validation.  The Company’s first product to market, Fortical®, a nasal calcitonin product, received FDA approval in 2005 and is marketed in the U.S. by Upsher-Smith for the treatment of postmenopausal osteoporosis.  Pivotal clinical programs include an oral calcitonin licensed to Tarsa Therapeutics, now in Phase 3 testing for the treatment of osteoporosis.  Other validating relationships include an oral parathyroid hormone nearing Phase 2 and licensed to GlaxoSmithKline.  In addition, Unigene has a manufacturing license agreement with Novartis, which is completing three Phase 3 studies of oral calcitonin for the treatment of osteoporosis and osteoarthritis.

For more information about Unigene, please visit http://www.unigene.com. For information about Fortical, please visit http://www.fortical.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including with respect to clinical studies of one of our licensees. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

Contacts:
Unigene Laboratories, Inc.
William Steinhauer
VP of Finance
973-265-1100
or
Burns McClellan
Justin Jackson (media)
212-213-0006
jjackson@burnsmc.com
or
Michelle Szwarcberg (media)
212-213-0006
mszwarcberg@burnsmc.com